UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Agenus Inc. announced today that the first patient has been dosed in a Phase 1/2 clinical trial of the anti-OX40 agonist antibody INCAGN1949. The trial is being conducted by, and in collaboration with, Incyte Corporation. The open-label, dose-escalation portion of the trial will evaluate the safety and tolerability of INCAGN1949 in patients with advanced or metastatic solid tumors and determine its pharmacologically active and/or maximum tolerated dose. Part 2 of the trial is planned to evaluate the recommended dose of INCAGN1949 in multiple tumor types.

INCAGN1949 is an agonist antibody targeting OX40, otherwise known as CD134 or TNFRSF4. OX40 is a co-stimulatory receptor found on activated T cells. OX40 engagement has a two-pronged effect; it can stimulate proliferation of activated T cells that may promote tumor killing and inhibit the activity of regulatory T cells that mediate immune suppression.  INCAGN1949 was discovered during an earlier collaboration with Ludwig Cancer Research. This antibody is being co-developed with Incyte Corporation.

The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2016	AGENUS INC.

	By:	/s/ Christine Klaskin
Christine Klaskin
VP, Finance

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 30, 2016.